CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Representations and Warranties” (paragraphs 4.1(f) and 4.2(f)) of the Agreement and Plan of Reorganization for Cash Account Trust (the Trust) included in the Prospectus/Proxy Statement that forms part of the Registration on Form N-14 of the Trust (File No. 333-136229) (“the N-14 Registration Statement”) and to the references to us included in the Trust’s Prospectuses and Statements of Additional Information dated August 1, 2006, the DWS Money Funds Prospectus and Statement of Additional Information dated December 1, 2005, and the Investors Cash Trust Prospectuses and Statements of Additional Information dated August 1, 2006 which are incorporated into the N-14 Registration Statement, and to the incorporation into the N-14 Registration Statement of our reports dated June 12, 2006, on the financial statements and financial highlights of the Trust included in the Annual Report dated April 30, 2006; September 18, 2006, on the financial statements and financial highlights of the DWS Government & Agency Money Fund included in the Annual Report dated July 31, 2006; May 8, 2006, on the financial statements and financial highlights of the Investors Cash Trust Government & Agency Securities Portfolio included in the Annual Report dated March 31, 2006.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

October 18, 2006